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                                                                Exhibit 17(c)(5)


                              INVESTMENT AGREEMENT

                                      AMONG

                           SKYLINE ACQUISITION CORP.,

                   FLEET ENTITIES, LISTED ON SCHEDULE A HERETO

                                       AND

                  MANAGEMENT GROUP, LISTED ON SCHEDULE A HERETO




                          DATED AS OF NOVEMBER 26, 1997


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                              INVESTMENT AGREEMENT
                              --------------------


                                            November 26, 1997

Management Group,
         listed on Schedule A hereto
c/o Skyline Chili, Inc.
4180 Thunderbird Lane
Fairfield, Ohio 45014

Fleet Entities,
         listed on Schedule A hereto
c/o Fleet Equity Partners
50 Kennedy Plaza, Suite 1200
Providence, RI 02903

Ladies and Gentlemen:

         The undersigned, Skyline Acquisition Corp., a Delaware corporation (the "Company"), hereby agrees with you as follows:

                                   ARTICLE I.

                                   DEFINITIONS
                                   -----------

         For all purposes of this Agreement the following terms shall have the meanings set forth in this Article I:

         CLOSING. The term "Closing" shall have the meaning specified in SECTION
3.1 of this Agreement.

         CLOSING DATE. The term "Closing Date" shall have the meaning specified in SECTION 3.1 of this Agreement.

         COMPANY. The term "Company" shall have the meaning specified in the introduction to this Agreement; provided that following the consummation of the Merger, the term "Company" shall mean the Surviving Corporation, as successor-in-interest to the Company.

         CONSENT OF FLEET ENTITIES. The term "Consent of Fleet Entities" shall mean the written consent of each of the Fleet Entities.

         CONSOLIDATED OR CONSOLIDATED. The term "Consolidated" or "consolidated" shall mean, with reference to any term defined herein, that term as applied to the accounts of the Company, if any, consolidated in accordance with generally accepted accounting principles.


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         EFFECTIVE TIME. The term "Effective Time" shall have the meaning ascribed thereto in the Merger Agreement.

         EXCHANGE VALUE. The term "Exchange Value" shall mean (a) with respect to Skyline Shares, an amount equal to the number of such Skyline Shares MULTIPLIED BY $6.75 per share, and (b) with respect to a Skyline Option, an amount equal to (i) $6.75 per share, MULTIPLIED BY (ii) the number of Skyline Shares issuable upon exercise of such Skyline Option as are currently listed as Class A Common Options on Schedule A.

         FINANCING COMMITMENT. The term "Financing Commitment" shall have the meaning ascribed thereto in the Merger Agreement.

         FLEET ENTITIES. The term "Fleet Entities" shall mean the persons designated on Schedule A hereto as the Fleet Entities.

         GENERALLY ACCEPTED ACCOUNTING PRINCIPLES OR GAAP. The term "generally accepted accounting principles" or "GAAP" shall mean accounting principles which are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect from time to time,
(b) applied on a basis consistent with prior periods, and (c) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles have been properly applied.

         INDEBTEDNESS. The term "Indebtedness" shall mean all obligations, contingent and otherwise, which in accordance with generally accepted accounting principles should be classified on the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including without limitation, in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness or performance of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise; and (iv) obligations to reimburse issuers of any letters of credit.

         MANAGEMENT GROUP. The term "Management Group" shall mean the persons designated on Schedule A hereto as the Management Group.

         MATERIAL ADVERSE EFFECT. The term "Material Adverse Effect" shall have the meaning ascribed to such term in the Merger Agreement.



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         MERGER. The term "Merger" shall have the meaning ascribed to such term in the Merger Agreement.

         MERGER AGREEMENT. The term "Merger Agreement" shall mean THAT CERTAIN AGREEMENT AND PLAN OF AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG THE COMPANY, SKYLINE CHILI AND CERTAIN STOCKHOLDERS OF SKYLINE CHILI, AS THE SAME MAY BE AMENDED, SUPPLEMENTED, RESTATED, REPLACED OR OTHERWISE MODIFIED, IN EACH CASE FROM TIME TO TIME AND WHETHER IN WHOLE OR IN PART.

         OPTION RETENTION AGREEMENT. The term "Option Retention Agreement" shall have the meaning ascribed to such term in the Merger Agreement.

         PERSON. The term "Person" shall mean an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

         PROPERTIES. The term "Properties" shall mean the properties leased and/or operated by the Company and its Subsidiaries.

         PURCHASE PRICE. The term "Purchase Price" with respect to any Purchaser shall mean the aggregate purchase price payable by such Purchaser for the Purchased Shares to be purchased by such Purchaser pursuant hereto.

         PURCHASED SECURITIES. The term "Purchased Securities" shall have the meaning ascribed thereto in SECTION 2.1 of this Agreement and shall include any shares of Capital Stock of the Company into which the Purchased Securities may be converted.

         PURCHASERS. The term "Purchasers" shall have the meaning ascribed thereto in SECTION 2.1 of this Agreement.

         REGULATORY VIOLATION. The term "Regulatory Violation" means (a) a diversion of the proceeds of the sale of the Purchased Securities from the reported use thereof described on the use of proceeds statement delivered by the Company at the Closing, if such diversion was effected without obtaining the prior written consent of each SBIC Holder (which consent may be withheld in such SBIC Holder's sole discretion) or (b) a change in the principal business activity of the Company to an ineligible business activity (within the meaning of the Small Business Investment Act of 1958, as amended, or the SBIC Regulations), if such change occurs within one year after the date of the initial purchase of the Purchased Securities hereunder.

         RELATED AGREEMENTS. The term "Related Agreements" shall have the meaning ascribed thereto in the Merger Agreement.

         RETAINED OPTIONS. The term "Retained Options" shall have the meaning ascribed thereto in the Merger Agreement.



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         SBA. The term "SBA" means the United States Small Business
Administration, and any successor agency performing the functions thereof.

         SBIC. The term "SBIC" means a Small Business Investment Company licensed by the SBA under the Small Business Investment Act of 1958, as amended.

         SBIC HOLDER. The term "SBIC Holder" means , individually or collectively, as the context may require, and any successor holder of the Purchased Securities that is an SBIC.

         SBIC REGULATIONS. The term "SBIC Regulations" has the meaning ascribed to it in Section 5.03 of this Agreement.

         SECURITIES ACT. The term "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

         SKYLINE CHILI. The term "Skyline Chili" shall mean Skyline Chili, Inc., an Ohio corporation.

         SKYLINE OPTION. The term "Skyline Option" shall mean the Retained Options held by the members of the Management Group.

         SKYLINE SHARES. The term "Skyline Shares" shall mean the shares of the Common Stock, no par value, Skyline Chili.

         SUBSIDIARY. "Subsidiary" shall mean any Person of which the Company or other specified Person now or hereafter shall, at the time, own directly or indirectly through a Subsidiary at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally.

         SURVIVING CORPORATION. The term "Surviving Corporation" shall have the meaning ascribed thereto in the Merger Agreement.

                                   ARTICLE II

                   SALE AND PURCHASE OF PURCHASED SECURITIES;
                   ------------------------------------------
                                RETAINED OPTIONS
                                ----------------

         SECTION 2.1. SALE AND PURCHASE OF PURCHASED SECURITIES. Subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth or referred to herein and/or in the Related Agreements, the Company agrees to sell to the Fleet Entities and the Management Group (collectively, the "Purchasers"), and each of the Purchasers, severally but not jointly, agrees to purchase from the Company, the shares of the Class A Voting Common Stock, no par value, and Class B Nonvoting Common Stock, no par value, in the amounts allocated to such Purchaser as more particularly described on SCHEDULE A hereto (the "Purchased Securities").

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         SECTION 2.2.  PURCHASE PRICE.

            SECTION 2.2.1. The purchase price per share for the Purchased Securities shall be $6.75 per share. The aggregate purchase price payable by each Purchaser for the Purchased Securities to be purchased hereunder is set forth on SCHEDULE A hereto.

            SECTION 2.2.2. Each of the Fleet Entities shall pay the Purchase Price to be paid by it by wire transfer of immediately available funds to the Company.

            SECTION 2.2.3. Each member of the Management Group shall pay the Purchase Price to be paid by him or her by delivery to the Company of the following:

            (a) the number of Skyline Shares (together with appropriate executed stock powers) specified in SCHEDULE A; and

            (b) cash in the amount specified in SCHEDULE A in the form of immediately available funds by wire transfer.

All or a part of the Skyline Shares and cash to be delivered by any member of the Management Group may be provided by the trustee of such member's IRA or non-qualified deferred compensation plan account. At the direction of any such member of the Management Group, the Purchased Securities acquired with such Skyline Shares or cash shall be registered in the name of such trustee.

         SECTION 2.3. RETAINED OPTIONS. Each member of the Management Group shall execute and deliver at the Closing an Option Retention Agreement with respect to the Skyline Options specified in SCHEDULE A; provided that the aggregate Exchange Value of the Skyline Shares delivered by each member of the Management Group pursuant to SECTION 2.2.3 and the Skyline Options subject to an Option Retention Agreement executed and delivered by such member pursuant to this SECTION 2.3 PLUS the amount wire transferred by such member pursuant to
SECTION 2.2.3, shall at least equal the Purchase Price payable by such member of the Management Group.

                                   ARTICLE III

                                     CLOSING
                                     -------

         SECTION 3.1. CLOSING. The purchase and sale of the Purchased Securities (the "Closing") will take place at the offices of Edwards & Angell, 2700 Hospital Trust Tower, Providence, Rhode Island 02903 on the same date as the consummation of the transactions under the Merger Agreement (the "Closing Date").

         SECTION 3.2. CONDITIONS TO CLOSING BY FLEET ENTITIES. The obligation of the Fleet Entities to purchase the Purchased Securities allocable to them is subject to the satisfaction, at or before the Closing Date, of all the conditions set out below:

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            SECTION 3.2.1. All actions by Skyline Chili, the Management Group, the Company and each other Person (other than the Fleet Entities) with respect to the transactions contemplated hereby and by the Related Agreements and all agreements and documents related thereto shall be satisfactory in form and substance to the Fleet Entities and their counsel.

            SECTION 3.2.2. The consummation of the transactions contemplated hereby and by the other Related Agreements, on or prior to such time.

            SECTION 3.2.3. The consummation of the transactions contemplated by the Financing Commitment, including without limitation the receipt of the loan proceeds described therein.

         SECTION 3.3. CONDITIONS TO CLOSING BY MANAGEMENT GROUP. The obligation of each member of the Management Group to purchase the Purchased Securities allocable to him or her is subject to the satisfaction, at or before the Closing, of all the conditions set out below:

            SECTION 3.3.1. All actions by Skyline Chili, the Fleet Entities, the Company and each other Person (other than the Management Group) with respect to the transactions contemplated hereby and by the Related Agreements and all agreements and documents related thereto shall be satisfactory in form and substance to the Management Group and their counsel.

            SECTION 3.3.2. The consummation of the transactions contemplated hereby and by the other Related Agreements, on or prior to such time.

         SECTION 3.4. ACTIONS PRIOR TO THE CLOSING. All actions to be taken by the Company in respect of this Agreement and the Other Related Agreements shall be taken solely with (a) the written consent of the stockholders and directors of the Company existing on the date hereof or otherwise so designated hereafter with the consent of the Fleet Entities, and (b) the Consent of the Fleet Entities. In addition, no party other than the stockholder of the Company existing on the date hereof shall have any equity interest whatsoever in the Company prior to the Closing.

                                   ARTICLE IV

                            USE OF PROCEEDS; REPORTS
                            ------------------------

         The proceeds from the sale of the Purchased Securities hereunder will be used solely to effect the transactions contemplated hereunder and under the other Related Agreements. The Company does not presently engage in, nor shall hereafter engage in, any activities, nor shall the Company use the proceeds of the sale of the Purchased Securities directly or indirectly for any purpose, for which an SBIC is prohibited from providing funds by the SBIC Regulations (including 13 CFR 107.720). The Company covenants and agrees to provide the Fleet Entities with such information as they may reasonably request to verify the use of the proceeds from the sale of the Purchased Securities.



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         At Closing, the Company shall deliver to each SBIC Holder a written statement certified by the Company's chief executive officer or president describing in reasonable detail the use of the proceeds of the sale of the Purchased Securities hereunder by the Company. In addition to any other rights granted hereunder, the Company shall grant such SBIC Holder and the SBA access to the Company's records for the purpose of verifying the use of such proceeds.

         The Company shall deliver to each SBIC Holder at the Closing:

                  (i) duly completed and executed SBA Forms 480, 652 and Part A of 1031,

                  (ii) a business plan showing the Company's financial projections (including balance sheets and income and cash flow statements) through 1998,

                  (iii) a written statement from the Company regarding its intended use of the proceeds of the sale of the Purchased Securities, and

                  (iv) a list, after giving effect to the transactions contemplated by this Agreement, of (a) the name of each of the Company's officers, (b) the name and title of each of the Company's directors, and (c) the name of each of the Company's shareholders setting forth the number and class of shares of Capital Stock of the Company held.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

         In order to induce the Purchasers to enter into this Agreement, the Company hereby represents and warrants that:

         SECTION 5.01. AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and of each Related Agreement to which it is a party (a) are within the Company's power and authority, (b) have been duly authorized by all requisite corporate action, and (c) do not conflict with or result in any breach of any provision of, or the creation of any lien upon any of the property of the Company pursuant to any of its organizational documents or any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument to which it is a party or subject, the non-compliance with which would a Material Adverse Effect on the Company or the Surviving Corporation.

         SECTION 5.02. ENFORCEABILITY. The execution and delivery by the Company of this Agreement and of each of the Related Agreements to which it is a party will result in legally binding obligations of the Company enforceable against the Company in accordance with the respective terms and provisions hereof and thereof, except to the extent (a) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and (b) that the availability of the remedy


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of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         SECTION 5.03. SMALL BUSINESS CONCERN. The Company, together with its "affiliates" (as defined in 13 CFR 121.401), qualifies (and, following the consummation of the Merger, will qualify) as a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended, and as a "small concern" within the meaning of the rules and regulations thereunder pertaining to financing by small business investment companies (the "SBIC Regulations"). The Company will conduct its business in all respects and maintain its properties and facilities in such a manner that the financing and financial assistance provided by the SBIC Holders will comply with the SBIC Regulations. The Company has executed and delivered (or will execute and deliver at the Closing) to the Fleet Entities all documents required in connection with the acquisition of the Purchased Securities and required by the rules and regulations applicable to each of the SBIC Holders by virtue of its status as a "small business investment company", and the information regarding the Company and its affiliates contained in such documents will be accurate and complete.

                                   ARTICLE VI

                       COVENANTS APPLICABLE TO THE COMPANY
                       -----------------------------------

         The Company covenants to the Purchasers that the Company will comply, and will cause each of its Subsidiaries to comply, with the following provisions. Any noncompliance or waiver of the following provisions shall require the Consent of Fleet Entities. For purposes of this Article VI, the term "Company" shall mean and include the Company and each of its Subsidiaries, now existing or which shall hereafter be acquired.

         SECTION 6.01. RECORDS AND ACCOUNTS. The Company will keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and maintain adequate accounts and reserves for all taxes, all depreciation, depletion, obsolescence and amortization of its Properties, all contingencies, and all other reserves in accordance with GAAP.

         SECTION 6.02. EXISTENCE; MAINTENANCE OF PROPERTIES. The Company will preserve and keep in full force and effect its rights, franchises and existence as a corporation. The Company will maintain all of its Properties used or useful in the conduct of its business in good condition, repair and working order (normal wear and tear excepted) and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         SECTION 6.03. INSURANCE. The Company will maintain with financially sound and reputable insurance companies, funds or underwriters insurance (including directors and officers liability insurance so-called) of the kinds, covering the risks and in the relative proportionate amounts


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usually carried by reasonable and prudent companies conducting businesses similar to that of the Company.

         SECTION 6.04. TAXES. The Company will pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its Properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any of their Properties; PROVIDED, HOWEVER, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith in a timely fashion by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto; and PROVIDED, FURTHER, that the Company will in any event pay or cause to be paid all such taxes, assessments, charges, levies or claims forthwith upon the entry of a judgment of foreclosure on any lien which may have attached as security therefor.

         SECTION 6.05. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES AND PERMITS. The Company will comply with (a) all applicable laws and regulations wherever its business is conducted, the non-compliance with which would have a materially adverse impact on the business of the Company, (b) the provisions of this Agreement, (c) all agreements and instruments by which it or any of its Properties may be bound (including, without limitation, the Related Agreements),
(d) all applicable decrees, orders, and judgments by which it or any of its Properties may be bound, and (e) all required authorizations, consents, approvals, permits and licenses. If at any time any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Company may fulfill any of its obligations hereunder, the Company will immediately take or cause to be taken all reasonable steps within its power to obtain such authorization, consent, approval, permit or license and furnish the Fleet Entities with evidence thereof.

         SECTION 6.06. FURTHER ASSURANCES. The Company will cooperate with the Fleet Entities and the Management Group and execute such further instruments and documents as they shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement.

         SECTION 6.07. NOTICES. The Company will promptly notify the Fleet Entities in writing if any Person shall give any notice or take any other action in respect of a claimed default under this Agreement or any of the Related Agreements or any other default with respect to a material agreement to which the Company is a party.

         SECTION 6.08. CREDIT AGREEMENT COVENANTS. The Company shall comply with all of the covenants and provisions contained in the credit, loan or other agreement (the "Credit Agreement") to be entered into with The Provident Bank, pursuant to which the senior secured credit facility described in the Financing Commitment will be provided, as if the Fleet Entities were named as a lender or agent therein and as if such covenants were incorporated herein by reference. Unless waived by the Fleet Entities, such obligation shall not be affected by any


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termination of the Credit Agreement or by any approval, consent, opinion or waiver given pursuant thereto.

         SECTION 6.09. ANNUAL STATEMENTS. As soon as available and in any event within 90 days after the close of each fiscal year of the Company commencing with the fiscal year ending on October 25, 1998, the Company will deliver to the Fleet Entities audited consolidated, and if applicable, consolidating, balance sheets and statements of income and retained earnings and of cash flows of the Company, certified by the Company's chief executive officer and chief financial officer and audited by Ernst & Young LLP (or another "big five" accounting firm approved by the Fleet Entities. The Company shall not change such independent public accounting firm unless consented to by the Fleet Entities. Each of the financial statements delivered hereunder shall be certified without qualification by such accounting firm to have been prepared in accordance with generally accepted accounting principles consistently applied. The financial statements shall be sufficient to permit the Fleet Entities to verify the financial condition of the Company and to value their investment in the Purchased Securities as required by 13 CFR 107.700. The Company shall also deliver to the Fleet Entities at the time of delivery of such annual financial statements a copy of the management letter issued in connection with such annual financial statements.

         SECTION 6.10. QUARTERLY STATEMENTS. As soon as available and in any event within 45 days after the end of each fiscal quarter, commencing with the fiscal quarter ending after the Effective Time, the Company will deliver to the Fleet Entities consolidated and if applicable, consolidating, unaudited balance sheets and statements of income and retained earnings and of cash flows of the Company as of the end of each such fiscal quarter and on a year-to-date basis, certified by the chief executive officer and chief financial officer of the Company to be true and correct in all material respects and to have been prepared in accordance with generally accepted accounting principles consistently applied, subject to normal year-end adjustments.

         SECTION 6.11. MONTHLY STATEMENTS. Within 30 days after the end of each four week accounting period ending after the Effective Time, the Company will deliver to the Fleet Entities consolidated and, if applicable, consolidating internal, unaudited balance sheets and statements of income and retained earnings and cash flows of the Company as of the end of each such month and on a year-to-date basis, certified by the chief executive officer and chief financial officer of the Company to be true and correct and to have been prepared in accordance with generally accepted accounting principles consistently applied, subject to normal year-end adjustments.

         SECTION 6.12. NOTICE OF LITIGATION, DEFAULTS ETC. The Company will promptly give notice to each Fleet Entity of any litigation or any administrative proceeding to which the Company may hereafter become a party which, after giving effect to applicable insurance, may result in any Material Adverse Effect. Forthwith upon any officer of the Company obtaining knowledge of any material default or event of default under any Related Agreement or any agreement relating to any Indebtedness, the Company will furnish a notice to each of the Fleet Entities specifying the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto. Promptly after the receipt thereof, the Company will provide copies to each of the Fleet Entities of any reports as to adequacies in accounting controls submitted by independent accountants with respect to the Company.

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         SECTION 6.13. OTHER INFORMATION. The Company will deliver to the Fleet
Entities copies of all documents and other written information distributed from time to time to the Board of Directors or shareholders of the Company at such time as such documents and other written information are so distributed to them. In addition, from time to time upon the request of the Fleet Entities, the Company will furnish such information regarding the business, affairs, prospects and financial condition of the Company as the Fleet Entities may reasonably request. The Fleet Entities shall have the right during normal business hours to examine the books and records of the Company, to make copies, notes and abstracts therefrom, and to make an independent examination of the books and records of the Company.

         SECTION 6.14.  SBIC REGULATORY PROVISIONS.

         (a) ECONOMIC IMPACT INFORMATION. Promptly after the end of each fiscal year (but in any event prior to February 28 of each year) the Company shall deliver to each SBIC Holder a written assessment of the economic impact of each SBIC Holder's investment in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of the Company in terms of expanded revenue and taxes, and other economic benefits resulting from the investment, including but not limited to, technology development or commercialization, minority business development, urban or rural business development, or expansion of exports.

         (b) NUMBER OF STOCKHOLDERS. As long as any SBIC Holder holds any Purchased Securities, or Capital Stock of the Company, the Company shall notify such SBIC Holder (a) at least 15 days prior to taking any action after which the number of stockholders of the Company would be increased to 50 or more, and (b) of any other action or occurrence after which the number of stockholders was increased (or would increase) to 50 or more, as soon as practicable after the Company becomes aware that such other action or occurrence has occurred or is proposed to occur.


                                   ARTICLE VII

                                    DEFAULTS
                                    --------

         SECTION 7.1. EVENTS OF DEFAULT. The Fleet Entities will be entitled to exercise the remedies provided by SECTION 7.2 hereof in accordance with the terms thereof if any one or more of the following events shall occur:

                  (a) the Company or any Subsidiary shall fail to perform or observe any of the covenants, agreements or provisions to be performed or observed by any of them under this Agreement or any of the Related Agreements; or



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                  (b) any representation or warranty made by the Company in
         connection with this Agreement or any Related Agreement or any amendment thereto shall prove to have been materially false on the date as of which it was made; or

                  (c) upon the occurrence of any Regulatory Violation.

         Upon the occurrence of any of the events of default set forth above, the Fleet Entities shall notify the Company in writing and, except in the event that any such notice and cure period would materially prejudice the Fleet Entities or the Company, as the case may be, shall have a reasonable opportunity, not to exceed twenty (20) business days from such written notice, and in the case of a monetary or payment default five (5) days from such non-payment, to cure such default. During such cure period, the parties shall exercise reasonable good faith efforts to agree on a cure or other resolution of such event of default acceptable to the Fleet Entities.

         SECTION 7.2. REMEDIES. If any such event of default described in
Section 7.1 hereof is not cured or otherwise resolved to the satisfaction of the Fleet Entities by the end of the cure period described in Section 7.1 hereof (to the extent applicable) in each and every such case, the Fleet Entities may proceed to protect and enforce their rights by suit in equity, action at law and/or other appropriate proceedings either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Agreement or in aid of the exercise of any power granted in this Agreement. The Company agrees not to contest the Fleet Entities' right to specific performance in any court or otherwise. The remedies specifically provided for in this Agreement to Fleet Entities are intended to be cumulative and shall not be deemed to exclude any other right or remedy that the Fleet Entities may have at law or in equity.

         SECTION 7.3. WAIVERS. The Company hereby waives, to the extent not prohibited by applicable law, (a) all presentments, demands for performance and notices of nonperformance (except to the extent specifically required by the provisions hereof), (b) any requirement of diligence or promptness on the part of any holder of Purchased Securities in the enforcement of its rights under the provisions of this Agreement or any Related Agreement, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law.

         SECTION 7.4. COURSE OF DEALING. No course of dealing between the Company on the one hand, and the holder of any Purchased Securities, shall operate as a waiver of any of the Fleet Entities or any subsequent holder's rights under this Agreement or any Related Agreement. No delay or omission in exercising any right under this Agreement or any Related Agreement shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any other occasion.

                                  ARTICLE VIII

                   SUBSEQUENT HOLDERS OF PURCHASED SECURITIES
                   ------------------------------------------

         Whether or not any express assignment has been made in this Agreement, the provisions of this Agreement that are for the benefit of the Purchasers as the holders of any Purchased Securities are also for the benefit of, and enforceable by, all subsequent holders of the Purchased Securities, and the provisions of this Agreement that subject the Purchasers to obligations as the holder of any Purchased Securities also subject all subsequent holders of Purchased Securities thereto (including all restrictions upon resale pursuant to applicable federal and state securities laws).

                                   ARTICLE IX

                                    EXPENSES
                                    --------

         SECTION 9.1. EXPENSES. Subject to the provisions of the Merger Agreement, from and after the Closing of the transactions contemplated hereunder and under the Related Agreements, the Company or one of its Subsidiaries shall pay on demand all reasonable fees, costs and expenses, incurred by the Fleet Entities in connection with such transactions hereunder and thereunder and in connection with any amendments or waivers hereof or thereof and all reasonable expenses incurred by the Fleet Entities in connection with the enforcement of any rights hereunder or with respect to any Purchased Security, including without limitation (i) the cost and expenses of preparing and duplicating this Agreement, each Related Agreement and the Purchased Securities; (ii) the fees, expenses and disbursements of the Fleet Entities' counsel in connection with their due diligence investigation of the Company and with the preparation, review, administration or interpretation of this Agreement and the Related Agreements and other instruments mentioned herein or therein, the Closing, any amendments, modifications, approvals, consents or waivers hereto, thereto, hereunder or thereunder; (iii) the fees, expenses and disbursements of the Fleet's accountants, environmental consultants, and other consultants, in connection with their due diligence investigation of the Company; (iv) all taxes (other than taxes determined with respect to income and taxes relating to any transfer of the Purchased Securities other than to the Company), including any recording fees and filing fees and documentary stamp and similar taxes at any time payable in respect of this Agreement, or the issuance of any of the Purchased Securities; and (v) all out-of-pocket expenses (including without limitation reasonable attorney's fees and costs, all costs associated with any rights of board attendance, observation or inspection and travel and lodging expenses related thereto, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Fleet Entity in connection with the enforcement of or preservation of rights under this Agreement, any of the Related Agreements or any other instruments mentioned herein or therein or any amendments, modifications, approvals, consents or waivers hereto or thereto against the Company or the administration thereof, including, without limitation, out-of-pocket expenses incurred by the Fleet Entities prior to the Closing in connection with the Fleet Entities' purchase of the Purchased Securities. The Company shall pay to the Fleet Entities on the Closing Date a fee of $300,000 in consideration of services provided by the Fleet Entities in structuring the transactions contemplated by the Related Agreements and arranging the Financing Commitment.

         SECTION 9.2. SURVIVAL OF OBLIGATIONS. The obligations of the Company under this ARTICLE IX shall survive payment or transfer of the Purchased Securities and the termination of this Agreement.

                                    ARTICLE X

                                     NOTICES
                                     -------

         Any notice or other communication in connection with this Agreement, any Related Agreement or the Purchased Securities shall be deemed to be delivered if in writing (or in the form of a telecopy) addressed as provided below (a) when actually delivered or telecopied to said address or (b) in the case of a letter, 5 business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified:

                  (i) If to the Company, then to its address set forth on page 1 hereof, to the attention of the President or at such other address as such person shall have specified by notice actually received by the, addressor.

                  (ii) If to any Fleet Entity, then to its address set forth on page 1 hereof, or at such other address as such Fleet Entity shall have specified by notice actually received by the addressor, with copies to Richard G. Small, Esq., Edwards & Angell, 2700 Hospital Trust Tower, Providence, RI 02903.

                  (iii) If to any member of the Management Group, then to his or her address set forth on page 1 hereof, or at such other address as such Fleet Entity shall have specified by notice actually received by the addressor, with copies to Mark J. Zummo, Esq., Kohnen & Patton, LLP, 1400 Carew Tower, Cincinnati, Ohio 45202.

                                   ARTICLE XI

               SURVIVAL AND TERMINATION OF COVENANTS, AGREEMENTS
               -------------------------------------------------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         All covenants, agreements, representations and warranties made herein shall be deemed to have been relied on by each Purchaser, notwithstanding any investigation made by such Purchaser or on any such Purchaser's behalf, and shall survive the execution and delivery to each Purchaser hereof and the issuance and purchase of the Purchased Securities hereunder.

                                   ARTICLE XII

                             AMENDMENTS AND WAIVERS
                             ----------------------

         Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) each of the Fleet Entities,
(b) the Company, and (c) holders of a majority of the Purchased Securities held by the Management Group.

                                  ARTICLE XIII

           ENTIRE AGREEMENT; COUNTERPARTS, SECTION HEADINGS; PRONOUNS
           ----------------------------------------------------------

         This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any prior written or oral understandings with respect thereto. This Agreement may be executed simultaneously in one or more counterparts thereof, each of which shall be deemed as original but all of which together shall constitute one and the same instrument. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. Feminine or neuter pronouns shall be substituted for those of the masculine gender, the plural for the singular and the singular for the plural, in any place in this Agreement where the context may require such substitution.

                                   ARTICLE XIV

                      GOVERNING LAW; SUCCESSORS AND ASSIGNS
                      -------------------------------------


                  This agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Ohio, until the Company shall be reincorporated following the Merger in the State of Delaware, after which this agreement shall be governed and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other state or jurisdiction, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Each party irrevocably agrees that any legal action or proceedings against with respect to this Agreement may be brought in the courts of the State of Delaware, or in any United States District Court of Delaware, and, by its execution and delivery of this Agreement, each party hereby irrevocably submits to each such jurisdiction and hereby irrevocably waives any and all objections which it may have as to venue in any of the above courts. Each party further consents and agrees that any process or notice of motion or other application to either of said Courts or any judge thereof, or any notice in connection with any proceedings hereunder, may be served inside or outside the State of Delaware by registered or certified mail, return receipt requested, postage prepaid, and be effective as of the receipt thereof, or in such other manner as may be permissible under the rules of said Courts. Each party hereby waives trial by jury in any action or proceeding in connection with this Agreement.

                                   ARTICLE XV

                                  SEVERABILITY
                                  ------------

         If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the Related Agreements, as the case may be, or its application to other persons or circumstances, shall not be affected thereby and each term and provision hereof shall be enforced to the fullest extent permitted by law.

                                   ARTICLE XVI

                           INVESTMENT REPRESENTATIONS
                           --------------------------

         SECTION 16.1. Each of the Fleet Entities represents and warrants to the Company (and its officers, directors, controlling persons and agents) that it
(i) is an "accredited investor" as defined in Regulation D of the Securities Act, and has such knowledge and experience in business and financial affairs in general and in the Company's industry in particular, as to be able to evaluate, alone or with his, her, or its advisers, the merits and risks of an investment in the Company, (ii) is acquiring the Purchased Securities for investment and not with a view to the distribution thereof; PROVIDED, HOWEVER, that the disposition thereof shall at all times be and remain in each Fleet Entity's control, (iii) has access to such information about the Company as is necessary to evaluate the merits and risks of an investment therein, (iv) understands that the Purchased Securities are not registered under the 1933 Act or any applicable state securities laws and that any sale, transfer or other disposition of the Purchased Securities must be made only pursuant to an effective registration under applicable federal and state securities laws or any available exemption therefrom, and (v) the Purchased Securities to be acquired were not offered to the Fleet Entities by, and the Fleet Entities are not otherwise aware of, any general advertising or general solicitation in connection with the sale of the Purchased Securities.

         SECTION 16.2. Each of member of the Management group represents and warrants to the Company (and its officers, directors, controlling persons and agents) that it, he or she (i) has such knowledge and experience in business and financial affairs in general and in the Company's industry in particular, as to be able to evaluate, alone or with his, her, or its advisers, the merits and risks of an investment in the Company, (ii) is acquiring the Purchased Securities for investment and not with a view to the distribution thereof; PROVIDED, HOWEVER, that the disposition thereof shall at all times be and remain in such member's control, (iii) has access to such information about the Company as is necessary to evaluate the merits and risks of an investment therein, (iv) understands that the Purchased Securities are not registered under the 1933 Act or any applicable state securities laws and that any sale, transfer or other disposition of the Purchased Securities must be made only pursuant to an effective registration under applicable federal and state securities laws or any available exemption therefrom, and (v) the Purchased Securities to be acquired were not offered to the such member by, and such member is not otherwise aware of, any general advertising or general solicitation in connection with the sale of the Purchased Securities.

         If the foregoing corresponds with your understanding of our agreement, kindly sign this letter and the accompanying copies thereof in the appropriate space below and return one counterpart of the same to the Company and the Fleet Entities, at the address first listed above.

                                         Very truly yours,

                                         SKYLINE ACQUISITION CORP.


                                         By: /s/ Bernard V. Buonanno, III
                                             ----------------------------
                                               Name: Bernard V. Buonanno, III
                                               Title: President




Accepted and agreed to
as of the date first abovewritten:

FLEET VENTURE RESOURCES, INC.


By: /s/ Bernard V. Buonanno, III
    ----------------------------
         Bernard V. Buonanno, III
         Vice President


FLEET EQUITY PARTNERS VI, L.P.

By:      Fleet Growth Resources, II, Inc.,
         a General Partner


By: /s/ Bernard V. Buonanno, III
    ----------------------------
         Bernard V. Buonanno, III
         Vice President



KENNEDY PLAZA PARTNERS

By: /s/ Bernard V. Buonanno, III
   ------------------------------
         Bernard V. Buonanno, III
         Authorized Partner



CHISHOLM PARTNERS III, L.P.

By:  Silverado III, L.P., a General Partner
By:        Silverado III, Corp., a General Partner


By: /s/ Bernard V. Buonanno, III
   ------------------------------
         Bernard V. Buonanno, III
         Vice President


MANAGEMENT GROUP

   /s/ Kevin R. McDonnell
   ------------------------------
         (Kevin R. McDonnell)  IRA
         and individually


   /s/ Thomas L. Allen
   ------------------------------
         (Thomas L. Allen)


   /s/ Phillip M. Lewis, Jr.
   ------------------------------
         (Phillip M. Lewis, Jr.)


   /s/ Jeffry W. Shelton
   ------------------------------
         (Jeffry W. Shelton)


   /s/ Deborah L. Chitwood
   ------------------------------
         (Deborah L. Chitwood)

    /s/ Kenneth Davis
    ----------------------------
         (Kenneth Davis)


    /s/ Charles Harnist
    ----------------------------
         (Charles Harnist)

SKYLINE NON-QUALIFIED DEFERRED COMPENSATION PLAN TRUST

By EQUITABLE TRUST COMPANY, AS TRUSTEE



By M. Kirk Scobey, Jr.
   ----------------------------
     Name: M. Kirk Scobey, Jr.
     Title: Executive Vice President

                                                                                  Schedule A
                                                              Purchasers and Purchasers Securities (Page 1 of 2)
                                                              --------------------------------------------------

Skyline Chili, Inc. Capitalization
----------------------------------                               % of                  Total      % of
                                                      Class A   Total A    Class A       A       Total A
                                                       Common   Common     Common     Shares &   Shares &
                                                       Shares   Shares     Options     Options   Options
                                                       ------   -------    -------     -------   -------
Key Management
--------------
Kevin R. McDonnell                                       3,600     3.3%     58,516      62,116    27.7%
Kevin R. McDonnell - IRA (a)                            14,370    13.3%          0      14,370     6.4%
Skyline Deferred Compensation Plan and Trust (b)        45,926    42.5%          0      45,926    20.5%
Thomas L. Allen                                              0     0.0%     20,741      20,741     9.3%
Phillip M. Lewis, Jr                                     1,000     0.0%      5,559       6,559     2.9%
Jeffry W. Shelton                                            0     0.0%     12,244      12,244     5.5%
Kenneth Davis                                                0     0.0%      9,704       9,704     4.3%
Deborah L. Chitwood                                          0     0.0%      2,685       2,685     1.2%
Charles Harnist                                              0     0.0%      6,418       6,418     2.9%
Other Employees                                              0     0.0%          0           0     0.0%
Reserved                                                     0     0.0%          0           0     0.0%
                                                     ----------------------------------------------------
  Sub-Total                                             64,896    60.0%    115,867     180,763    80.7%



Fleet Entities (c)                                      43,264    40.0%          0      43,264    19.3%

Total                                                  108,160   100.0%    115,867     224,027   100.0%

Skyline Deferred Compensation Plan and Trust
Kevin R. McDonnell                                      19,259    17.8%          0      19,259     8.6%
Thomas L. Allen                                          8,889     8.2%          0       8,889     4.0%
Phillip M. Lewis, Jr.                                    8,889     8.2%          0       8,889     4.0%
Jeffrey W. Shelton                                       8,889     8.2%          0       8,889     4.0%
                                                     ----------------------------------------------------
        Sub-Total                                       45,926    42.5%          0      45,926    20.5%

Fleet Entities
Kennedy Plaza Partners                                     636     0.6%          0         636     0.3%
Fleet Equity Partners VI                                10,192     9.4%          0      10,192     4.5%
Fleet Venture Resources, Inc.                           23,782    22.0%          0      23,782    10.6%
Chisholm Partners, III                                   8,653     8.0%          0       8,653     3.9%
                                                     ----------------------------------------------------
        Total                                           43,264    40.0%          0      43,264    19.3%


                                                                               % of
                                                                    Total      Total
                                                                   A Shares   A Shares
                                                     Class B      & Options   & Options
                                                     Common         and B      and B
                                                     Shares         Shares     Shares
Key Management                                       ------         ------     ------
--------------
Kevin R. McDonnell                                          0        62,116     3.7%
Kevin R. McDonnell-IRA (a)                                  0        14,370     0.9%
Skyline Deferred Compensation Plan and Trust (b)            0        45,926     2.8%
Thomas L. Allen                                             0        20,741     1.2%
Phillip M. Lewis, Jr                                        0         6,559     0.4%
Jeffrey W. Shelton                                          0        12,244     0.7%
Kenneth Davis                                               0         9,704     0.6%
Deborah L. Chitwood                                         0         2,685     0.2%
Charles Harnist                                             0         6,418     0.4%
Other Employees                                             0             0     0.0%
Reserved                                                    0             0     0.0%
                                                    --------------------------------
        Sub-Total                                          (0)      180,763    10.9%


Fleet Entities(c)                                   1,438,217     1,481,481    89.1%

Total                                               1,438,217     1,662,224   100.0%

Skyline Deferred Compensation Plan and Trust
Kevin R. McDonnell                                          0        19,259     1.2%
Thomas L. Allen                                             0         8,889     0.5%
Phillip M. Lewis Jr                                         0         8,889     0.5%
Jeffrey W. Shelton                                          0         8,889     0.5%
                                                    --------------------------------
        Sub-Total                                           0        46,926     2.8%

Fleet Entities
Kennedy Plaza Partners                                 21,155        21,792     1.3%
Fleet Equity Partners VI                              338,826       349,018    21.0%
Fleet Venture Resources, Inc.                         790,593       814,375    49.0%
Chisholm Partners, III                                287,643       296,296    17.8%
                                                    --------------------------------
        Total                                       1,438,217     1,481,481    89.1%


-------------------------------------------------------------------------------------------------------------------

NOTES:
------
    (a)   Registration for Equitable IRA
          -------------------------------
          Equitable Securities Corporation Cust.
          FBO Kevin R. McDonnell, IRA
          830 Nashville City Center, TN 37212
          Nashville, TN 37212
          TIN:62-0871146

    (b)   Registration for Equitable Deferred Compensation
          ------------------------------------------------
          Skyline Non-Qualified Deferred Compensation Plan Trust, Equitable Trust Company
          Trustee: M. Kirk Scobey

    (c)   See Above

    (d)   Class B performance options exercise price equal to $6.75 per share and subject to Fleet minimum IRR targets and other conditions as detailed in the Incentive Option Plan

    (e) Class B shares are convertible into Class A shares at any time by the Holder.

                                                                                  Schedule A
                                                              Purchasers and Purchasers Securities (Page 2 of 2)
                                                              --------------------------------------------------

                                                             Aggregate
                                                              Purchase
                                                  Purchase     Price of    Aggregate      Average
Skyline Chili, Inc. Capitalization               Price per    Class A&B    Exercise      Excerise
                                                 Class A& B     Common     Price of     Price/Share     Class B
                                                   Common      Stock &      Class A     Of Class A    Performance
                                                   Share       Options      Options       Options     Options (b)
                                                   -----       -------      -------       -------     -----------
Key Management
--------------
Kevin R. McDonnell                                $  6.75   $   419,280   $   163,855   $      2.80   $    51,862
Kevin R. McDonnell-IRA (a)                        $  6.75   $    97,000   $         0            NA             0
Skyline Deferred Compensation Plan and Trust (b)  $  6.75   $   310,000   $         0            NA             0
Thomas L. Allen                                   $  6.75   $   140,000   $    57,037   $      2.75        25,931
Phillip M. Lewis, Jr                              $  6.75   $    44,275   $    23,618   $      4.25        42,480
Jeffrey W. Shelton                                $  6.75   $    82,650   $    42,170   $      3.44        35,846
Kenneth Davis                                     $  6.75   $    65,500   $    28,112   $      2.90         8,644
Deborah L. Chitwood                               $  6.75   $    18,125   $     8,391   $      3.13         8,644
Charles Harnist                                   $  6.75   $    43,320   $    20,152   $      3.14         8,644
Other Employees                                   $  6.75   $         0   $         0            NA         5,280
Reserved                                          $  6.75   $         0   $         0            NA        50,134
                                                -------------------------------------------------------------------
        Sub-Total                                 $  6.75   $ 1,220,150   $   343,335                     237,463

Fleet Entities(c)                                 $  6.75   $10,000,000            NA            NA             0

Total                                             $  6.75   $11,220,150            NA            NA       237,463

Skyline Deferred Compensation Plan and Trust
Kevin R. McDonnell                                $  6.75   $   130,000                                         0
Thomas L. Allen                                   $  6.75   $    60,000                                         0
Phillip M. Lewis Jr                               $  6.75   $    60,000                                         0
Jeffrey W. Shelton                                $  6.75   $    60,000                                         0
                                                -----------------------                              --------------
        Sub-Total                                 $  6.75   $   310,000                                         0

Fleet Entities
Kennedy Plaza Partners                            $  6.75   $   147,095                                         0
Fleet Equity Partners VI                          $  6.75   $ 2,355,871                                         0
Fleet Venture Resources, Inc.                     $  6.75   $ 5,497,033                                         0
Chisholm Partners, III                            $  6.75   $ 2,000,000                                         0
                                                -----------------------                              --------------
        Total                                     $  6.75   $10,000,000                                         0



                                                      Total                        % of
                                                     Class B      Total A & B     A and B
                                                     Shares &       Shares &     Shares &
                                                     Options        Options       Options
Key Management                                       -------        -------       -------
--------------
Kevin R. McDonnell                                     51,862    $   113,978        6.0%
Kevin R. McDonnell-IRA (a)                                  0         14,370        0.8%
Skyline Deferred Compensation Plan and Trust (b)            0         45,926        2.4%
Thomas L. Allen                                        25,931         46,672        2.5%
Phillip M. Lewis, Jr                                   42,480         49,039        2.6%
Jeffrey W. Shelton                                     35,846         48,090        2.5%
Kenneth Davis                                           8,644         18,347        1.0%
Deborah L. Chitwood                                     8,644         11,329        0.6%
Charles Harnist                                         8,644         15,062        0.8%
Other Employees                                         5,280          5,280        0.3%
Reserved                                               50,134         50,134        2.6%
                                                ----------------------------------------
        Sub-Total                                     237,463        418,226       22.0%

Fleet Entities(c)                                   1,438,217      1,481,481       78.0%

Total                                               1,675,681      1,899,708      100.0%

Skyline Deferred Compensation Plan and Trust
Kevin R. McDonnell                                          0         19,259        1.0%
Thomas L. Allen                                             0          8,889        0.5%
Phillip M. Lewis Jr                                         0          8,889        0.5%
Jeffrey W. Shelton                                          0          8,889        0.5%
                                                ----------------------------------------
        Sub-Total                                           0         45,926        2.4%

Fleet Entities
Kennedy Plaza Partners                                 21,155         21,792        1.1%
Fleet Equity Partners VI                              338,826        349,018       18.4%
Fleet Venture Resources, Inc.                         790,593        814,375       42.9%
Chisholm Partners, III                                287,643        296,296       15.6%
                                                ----------------------------------------
        Total                                       1,438,217      1,481,481       78.0%



-------------------------------------------------------------------------------------------------------------------

NOTES:
------
    (a)   Registration for Equitable IRA
          ------------------------------
          Equitable Securities Corporation Cust.
          FBO Kevin R. McDonnell, IRA
          800 Nashville City Center, TN 37212
          Nashville, TN 37212
          TIN:62-0871146

    (b)   Registration for Equitable Deferred Compensation
          ------------------------------------------------
          Skyline Non-Qualified Deferred Compensation Plan Trust, Equitable Trust Company
          Trustee: M. Kirk Scobey

    (c)   See Above

    (d)   Class B performance options exercise price equal to $6.75 per share and subject to Fleet minimum IRR targets and other conditions as detailed in the Incentive Option Plan

    (e)   Class B shares are convertible into Class A shares at any time by the Holder.